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                                                                 EXHIBIT 99.6(A)

                                FIRST AMENDMENT
                                       TO
                        PRINCIPAL UNDERWRITING AGREEMENT
                                       OF
                         KEYSTONE FUND FOR TOTAL RETURN



         FIRST AMENDMENT (the "Amendment") made as of the 31st day of May 1995 to AGREEMENT (the "Agreement") made the 19th day of August 1993 by and between Keystone Fund For Total Return, a Massachusetts business trust, ("Fund"), and Keystone Investment Distributors Company, a Delaware corporation (the "Principal Underwriter").

1. This Amendment is made by the Fund, individually and/or on behalf of its series if any, referred to above in the title of this Amendment, to which series, if any, this Amendment shall relate, as applicable (the "Fund"). The Fund and the Principal Underwriter mutually agree that
         Section 1 of the Agreement is amended as follows:

                  " 1. The Fund hereby appoints the Principal Underwriter a principal underwriter of the Class A and Class C shares of beneficial interest of the Fund ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, the Principal Underwriter will act as agent for the Fund and not as principal."

2.       In all other respects the Agreement is unchanged.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts on the day and year first written above.


                                     KEYSTONE FUND FOR TOTAL RETURN


                                     By: /s/ Albert H. Elfner, III
                                     --------------------------------
                                             Albert H. Elfner, III
                                     Title:  President


                                     KEYSTONE INVESTMENT DISTRIBUTORS
                                     COMPANY


                                     By: /s/ Ralph J. Spuehler, Jr.
                                     --------------------------------
                                             Ralph J. Spuehler, Jr.
                                     Title:  President



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